SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:               October 31, 2002
               -------------------------------------------------------------
                       (Date of earliest event reported)

                             Lehman ABS Corporation
         -------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

      Delaware                   1-11661                      13-3447441
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(State of Incorporation)      (Commission                   (I.R.S. Employer
                              File Number)                 Identification No.)

745 Seventh Avenue
New York, New York                                 10019
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(Address of Principal Executive Offices)          (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000

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ITEM 5.     Other Events

     On October 31, 2002, Lehman ABS Corporation ("LABS") transferred $25,180,000 aggregate principal amount of 6.875% Debentures due August 1, 2097 issued by Bristol-Myers Squibb Company (the "Underlying Securities") to the Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18 Trust (the "Trust") established by LABS, which issued Corporate Backed Trust Certificates, Bristol-Myers Squibb Debenture-Backed Series 2002-18 (the "Certificates") pursuant to a Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of October 31, 2002 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between LABS and the Trustee. The Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated October 23, 2002 (the "Underwriting Agreement"), between LABS and Lehman.

ITEM 7.     Financial Statements and Exhibits

(a)   Financial Statements - Not Applicable

(b)   Pro Forma Financial Information - Not Applicable

(c)   Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.          Description
--------------       -----------

      4.1 Series Supplement, dated as of October 31, 2002, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    LEHMAN ABS CORPORATION


                                      /s/ Rene Canezin
                                    --------------------------------
                                    Name:  Rene Canezin
                                    Title:  Senior Vice President

October 31, 2002

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INDEX TO EXHIBITS
 Exhibit No.                       Description
 -----------                       -----------

      4.1 Series Supplement, dated as of October 31, 2002, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.